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                                                                    Exhibit 99.1

MAJOR ENERGY PROVIDER POWERS AN INCREASE IN SAFETY AND PRODUCTIVITY BY EXPANDING MAGNITUDE'S ANTI-INJURY (TM) SOLUTION

Magnitude Information Systems, the leading developer of Anti-Injury(TM) ergonomic software solutions for government agencies, Fortune 500 corporations and consumers, announced that its patented Anti-Injury(TM) software suite was selected by Alliant Energy, an international energy holding company with regulated utility providers as well as non-regulated companies involved in delivering energy-related products and services.

Alliant Energy incorporates both a global perspective and core midwestern values to their customers and employee's that is a fundamental part of their heritage. Headquartered in Madison, Wisconsin, they serve more than three million customers around the globe. With operations of nearly 8,500 employees across the country and abroad, Alliant Energy has accumulated more than $7 billion (year-end 2002) in assets with operating revenues of $2.6 billion (year-end
2002).

"Our employees have provided very positive feedback after utilizing Magnitude's Anti-Injury software. We feel less fatigued and more informed on how to work with our computers to minimize injuries" states Jon Nietzel, Alliant Energy Training Specialist. "Magnitude's patented ergonomic software provides a continued support feature for computer users. They are prompted to take micro-breaks only at appropriate times and they have responded by taking the 30-60 second breaks. This alleviates the potential for injuries while working on their computers." Jon continues to comment that "Alliant Energy is committed to the environment, community involvement and safety, this is another program which emphasis safety within Alliant Energy and a commitment to our employees."

Over the last decade Carpal Tunnel Syndrome and other Repetitive Strain Injuries
(RSI) have become the largest injury category plaguing computer users in the workplace, home and school. In 2001 two thirds of all workers compensation claims were RSI related costing U.S. companies tens of billions of dollars annually.

Steven D. Rudnik, Magnitude Founder, and Chief Executive Officer added: "We have obtained the same positive feedback from numerous companies and their employees. Companies are utilizing Anti-Virus software to protect their computers and are now starting to use the Anti-Injury software to protect the users from potential injuries." "We applaud visionary enterprises that embrace safety and productivity within the same focus". Mark Chroscielewski, Magnitude's SVP of Business Development states, ""Public awareness of this issue (RSI) is just beginning to take hold. With ever increasing momentum, businesses are looking for RSI Anti-Injury(TM) solutions to protect their balance sheets and their employees while powering performance excellence".

ABOUT MAGNITUDE INFORMATION SYSTEMS, INC.

Magnitude Information Systems, Inc. is the leading developer of RSI Management solutions for computer users. Magnitude's unique Anti-Injury(TM) software solution, ErgoEnterprise, has been proven to help companies and government agencies realize measurable productivity gains, reduced workers' compensation and medical claims costs associated with employees using



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computers.  Magnitude's Anti-Injury(TM) software products for consumers, ErgoFUN and ErgoCoach, help children and adults at home and school reduce common ergonomic risk factors associated with people working at computers. 30-day demo downloads are available. For more information, contact Magnitude at 888-786-7774 or visit http://www.magnitude.com.

 This press release contains forward-looking statements that, if not verifiable historical fact, may be viewed as forward-looking statements that could predict future events or outcomes with respect to Magnitude Information Systems, Inc., and its business. The predictions embodied in these statements will involve risks and uncertainties and accordingly, Magnitude Information Systems' actual results may differ significantly from the results discussed or implied in such forward-looking



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